Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

January 2, 2009

BioDelivery Sciences International, Inc.
801 Corporate Center
Suite 210
Raleigh, North Carolina 27607 USA
Attention:	Mark A. Sirgo, Pharm.D.
President & CEO

Dear Mark:

The purpose of this Letter Amendment (“LA”), effective January 2, 2009, (the “LA Effective Date”) is to amend (a) the License and Development Agreement (the “EU License”), entered into as of August 2, 2006 by and among BioDelivery Sciences International, Inc., a Delaware corporation with offices at 801 Corporate Center Drive, Suite 210, Raleigh, North Carolina 27607 (“Parent”), its wholly-owned subsidiary Arius Pharmaceutical, Inc., a Delaware corporation with offices at the same address (“Arius”, and together with Parent, “BDSI”), and Meda AB (“Meda”), a Swedish corporation located at Pipers väg 2 A, SE-170 09, Solna, Sweden (“Meda”) and (b) the BEMA Fentanyl Supply Agreement (the “Supply Agreement”), entered into August 2, 2006 by and between BDSI and Meda in conjunction with the EU License. Any capitalized terms not defined in this LA shall have the meaning ascribed to such terms in the EU License or the Supply Agreement, as applicable.

In consideration of the mutual covenants herein, and intending to be legally bound hereby, BDSI and Meda agree as follows:

1. EU License Amendments. The EU License is hereby amended as follows:

a.	The following definition shall be added to Article I:

““European Countries” means the countries specified in Exhibit E attached hereto.”

b.	The title of Exhibit E, “TERRITORY”, shall be replaced with the title “EUROPEAN COUNTRIES”.

c.	The existing definition of “Licensed Patent Rights” shall be deleted and replaced in its entirety with the following:

““Licensed Patent Rights” means all Patent Rights in the Territory that claim the same subject matter claimed in the patents and patent applications listed on Exhibit C, claiming BEMA or any Improvement, or which are necessary or appropriate to develop, manufacture and commercialize the Licensed Product in the Territory, and that are under the Control of BDSI or Arius Two as of the Effective Date or that come under BDSI’s or Arius Two’s Control during the Term.”

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

d.	Exhibit C shall be deleted and replaced in its entirety with the amended Exhibit C attached to this LA and incorporated by reference.

e.	The two sentences in the definition of “Net Sales” corresponding to the following two sentences shall be deleted and replaced in their entirety with the following two sentences:

“***”

f.	The following sentence shall be added immediately following the two sentences in the definition of Net Sales amended in subsection (e) above:

“***”

g.	The existing definition of “Territory” shall be deleted and replaced in its entirety with the following:

““Territory” means all countries of the world other than the United States, Canada, Mexico, Taiwan and the Republic of Korea.”

h.	The first sentence of Section 2.01(a) shall be deleted and replaced in its entirety with the following sentence:

“In addition to and without limiting Sections 3.02(e) and 11.03, Meda shall use Commercially Reasonable Efforts to pursue Product Development for the Licensed Product in the Territory.”

i.	The fourth and fifth sentences of Section 2.01(a) shall be deleted and replaced in their entirety with the following two sentences:

“Notwithstanding the exclusivity of Section 3.02(a), (i) if Meda fails to use Commercially Reasonable Efforts to pursue Product Development in the European Countries in accordance with this Section 2.01(a), ***.”

j.	The sentence in Section 2.07 corresponding to the following sentence shall be deleted and replaced in its entirety with the following sentence:

“However, if, following expiration of the last to expire of the Licensed Patent Rights in the European Countries, ***.”

k.	The sentence in Section 3.02(e) corresponding to the following sentence shall be deleted and replaced in its entirety with the following sentence:

“Subject to the directions, instruction, and oversight of the ESC, Meda shall prepare and file with each of the applicable Competent Authorities the appropriate applications and related documents necessary to obtain Governmental Approval to market and sell the Licensed Product in each country in the Territory in which Meda decides to market the Licensed Product.”

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

l.	The clause in Section 3.02(e)iii. corresponding to the following clause shall, effective upon the termination of the security interest of QLT USA, Inc. (“QLT”) in the Licensed Patent Rights, BEMA License Agreement, dated August 2, 2006, between Arius and Arius Two, Inc. (“Arius Two”), as amended, and other BEMA-related assets of Arius Two, as established in the Amended and Restated Security Agreement between Arius Two and QLT, dated September 5, 2007, and Amended and Restated Patent and Trademark Security Agreement between Arius Two and QLT, dated September 5, 2007, regarding, in each case, Arius Two’s BEMA-related assets to the extent concerning countries outside of the United States, Mexico, and Canada, be deleted and replaced in its entirety with the following clause:

“upon receipt of Governmental Approval to market and sell the Licensed Product in a country in the Territory (including but not limited to Pricing and Reimbursement Approvals, if and as necessary), Meda shall commence the marketing and sale of the Licensed Product in such country within *** of receipt of such Governmental Approval or, if such country is not listed on Exhibit E, ***.”

m.	The first sentence of Section 5.01(b) shall be deleted and replaced in its entirety with the following sentence:

“Meda agrees to use Commercially Reasonable Efforts to promote the sale, marketing, and distribution of the Licensed Product in each of the European Countries and in such other countries of the Territory in which Meda decides to market the Licensed Product.”

n.	The fourth sentence of Section 5.01(b) shall be deleted and replaced in its entirety with the following sentence:

“Meda agrees that (i) during the *** after launch of the Licensed Product in the European Countries, *** and (ii) after launch of the Licensed Product in any country(ies) of the Territory ***.”

o.	The first sentence of Section 6.04(c) shall be deleted and replaced in its entirety with the following sentence:

“Meda will maintain a pharmacovigilance database for the Licensed Product in the Territory, and BDSI shall use (or use commercially reasonable efforts to

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

ensure that its sublicensees use) commercially reasonable efforts to materially comply with any comparable obligations or requirements of any applicable laws in the United States.”

p.	The first two sentences of Section 7.01 shall be deleted and replaced in their entirety with the following three sentences:

“BDSI shall maintain and protect the Licensed Patent Rights in the Territory, including but not limited to the use of commercially reasonable efforts to defend any interference actions initiated by or in any jurisdiction’s patent office with respect to the Licensed Patent Rights in the Territory. Notwithstanding the foregoing, upon written request by BDSI, Meda shall provide such assistance as may be necessary to enable BDSI to prosecute and obtain new patents related to any Improvements, with the cost and expense of such assistance to be borne by BDSI (except Meda shall bear such costs to the extent relating to Patent Rights in the European Countries and such other countries in the Territory that Meda designates upon request by BDSI reasonably in advance of incurring any material costs with respect to the patenting of a particular Improvement in any country(ies) that are not European Countries). BDSI shall be free to pursue and maintain, at its expense, patent protection of any particular Improvement in any country(ies), other than European Countries, that are not designated by Meda in accordance with the foregoing and, in the event BDSI does pursue patent protection of such Improvement in such country(ies) at its own expense, any resulting Patent Rights in such country(ies) shall, notwithstanding to the contrary, be excluded from Licensed Patent Rights.”

q.	The first sentence of Section 13.03A shall be deleted and replaced in its entirety with the following sentence:

“BDSI, following the earliest of (i) the expiration of the Initial Term ***, (ii) the expiration of all Patent Rights owned or exclusively in-licensed by BDSI claiming the Licensed Product in the United States, or (iii) ***, shall have the right, in its sole discretion, to terminate this Agreement upon thirty (30) days’ notice.”

r.	The following new Section 13.06 shall be added to Article XIII:

“13.06 Limitation and Effects of Termination with respect to non-European Countries in the Territory. Notwithstanding anything to the contrary in this Agreement, the rights of BDSI to terminate this Agreement or render Meda’s rights hereunder nonexclusive upon an uncured breach of any provision of this Agreement by Meda with respect to a country of the Territory, other than the European Countries, shall be limited to such country, except in such cases where such breach materially and adversely affects the Licensed Product, or its development or commercialization, in any country(ies) other than such country, in which case, such remedy shall apply to such affected country(ies) outside the

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

European Countries and not any European Countries. For the avoidance of doubt, such remedy for a breach by Meda in any country outside the European Countries shall not apply to any European Countries, provided that the foregoing shall not be construed as limiting any remedies of BDSI hereunder with respect to any breach by Meda in any European Country. In the event of any termination of this Agreement or Meda’s rights hereunder with respect to any particular country(ies), the provisions of Section 13.05 (and the Parties’ rights and obligations thereunder) that would, if the Agreement were being terminated with respect to the entire Territory, apply to the entire Territory shall, notwithstanding anything to the contrary, apply with respect to the country(ies) subject to such termination.”

2. Amendment to Supply Agreement. The Supply Agreement is hereby amended as follows:

a.	Section 1.5 shall be amended by replacing it in its entirety with the following:

“1.5 “GMP” means, as relevant to the Products, the principles and guidelines of good manufacturing practice as contained in either directive 91/356/EEC (medicinal products for human use) or directive 91/412/EEC (medicinal products for veterinary use), as such principles and guidelines are interpreted and expanded in “The Rules Governing Medicinal Products in the European Community, Volume IV. Good Manufacturing Practice for medicinal Products” or, with respect to Products explicitly ordered for distribution or sale in jurisdictions not subject to the foregoing, good manufacturing practices reasonably sufficient to satisfy the corresponding requirements of Competent Authorities in such jurisdictions.”

b.	Section 2 shall be amended by replacing the first sentence thereof in its entirety with the following sentence:

“This Agreement shall be effective for a period beginning on the Effective Date and continue until the earlier of (i) any termination of the License Agreement other than a termination by BDSI under Section 13.03A thereof, (ii) an Arius Two Termination Event (as defined in that certain Sublicensing Consent between Arius Two, Inc. (“Arius Two”), Arius, and Meda dated August 2, 2006), (iii) a CDC Termination Event (as defined in that certain Sublicensing Consent and Amendment between Parent, Arius, and CDC dated August 2, 2006) (termination of this Agreement resulting from the occurrence of the events described in clause (ii) above or this clause (iii), a “Licensor Termination”), (iv) ***.”

3. Fee. Meda shall pay to BDSI, upon execution of this LA, a non-refundable, non-creditable payment of US$3,000,000 in United States dollars by wire-transfer of immediately available funds to an account designated by BDSI.

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

Except as expressly set forth herein, the terms and conditions of the EU License or the Supply Agreement, as the case may be, shall remain in full force and effect. In the event of any conflict between the terms and conditions of this LA and the EU License or this LA and the Supply Agreement, the terms and conditions set forth in this LA shall control with respect to the subject matter hereof.

Please indicate your acceptance of the terms above by countersigning this letter where indicated below.

Regards,

MEDA AB

By:	/s/ Anders Lonner
Name:	Anders Lonner
Title:	CEO

Acknowledged and agreed:

BioDelivery Sciences International, Inc.		Arius Pharmaceuticals, Inc.

By:	/s/ Mark A. Sirgo	By:	/s/ Mark A. Sirgo
Name:	Mark A. Sirgo	Name:	Mark A. Sirgo
Title:	President and CEO	Title:	President and CEO

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

EXHIBIT C

LICENSED PATENT RIGHTS

Filing Date	App. No.	Country	Title	Priority	Status/Action
16 Oct 1997	US97/18605	PCT	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	PCT of ‘519	Entered national phase

29 Apr 1999	US99/09378	PCT	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	PCT of ‘703	Entered national phase

16 Aug 2004	US2004/026531	PCT	Adhesive Bioerodible Transmucosal Drug Delivery System	PCT of 10,706,603	Entered national phase

—	—	EP	Same	Nat. Stage of PCT 18605	Issued. EP 0 973 497 B11 Expires on 16 Oct 2017

—	—	EP	Same	Nat. Stage of PCT09378	Issued. EP 1 079 813 B12 Expires: 16 Oct 2017

—	—	EP	Same	Nat. Stage of PCT026531	Pending

	9747475	AU	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	PCT/US97/18605	Issued

CONFIDENTIAL TREATMENT REQUESTED

WITH RESPECT TO CERTAIN PORTIONS HEREOF

DENOTED WITH “***”

Filing Date	App. No.	Country	Title	Priority	Status/Action
	JP2005182632	JP	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	PCT/US97/18605	Pending

	JP200054511	JP	Pharmaceutical Carrier Device Suitable for Delivery of Pharmaceutical Compounds to Mucosal Surfaces	PCT/US99/09378	Pending

1. For PCT application US97/18605: it has issued in the following European countries with the expiration date of 16 Oct 2017: Austria, Belgium, Switzerland, Germany, Denmark, Spain, France, United Kingdom, Greece, Ireland, Italy, Netherlands, and Sweden.

2. For PCT application US99/0378: it has issued in the following European countries with the expiration date of 16 Oct 2017: Austria, Belgium, Switzerland/Liechtenstein, Germany, Denmark, Spain, Finland, France, United Kingdom, Greece, Ireland, Italy, Luxembourg, , Netherlands, Portugal and Sweden.